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                                                                   Exhibit 10.27

               PRELIMINARY UNSUPPORTED SOFTWARE LICENSE AGREEMENT


         This Agreement is made as of August 7th, 2000 between Fujitsu Siemens Computers GmbH, a German company with offices at Otto Hahn Ring 6 81730 Munich, Germany (hereinafter called "FSC") and Unisphere Solutions Inc., a Delaware corporation having offices at One Executive Drive, Chelmsford,MA 01824 (hereinafter called "USI").

         WHEREAS, USI wishes to have access to the source code ("Source Code") for the RTP Software as described in technical specifications document entitled "Source List RTP Version 1.0C" (the "Software") for the purpose specified in
Section 1.a.

         NOW, THEREFORE, FSC and USI agree as follows:

1.   LICENSE

          a. FSC hereby grants USI a preliminary, fully paid and royalty free, nonexclusive, nontransferable license, without right to sublicense, to use, process, and reproduce copies of the Source Code solely for the limited purpose of permitting USI to evaluate the Software for an eventual development of certain hardware and software products.

          b. USI is not licensed to redistribute copies of the Source Code to any third party.

          c. The Source Code is provided as is and USI has full responsibility for its installation, support and maintenance. FSC provides no support or maintenance of this Source Code. USI will provide FSC with information regarding any problems which occur during USI's use, without expecting a response or correction of the problem from FSC.

          d. FSC will not be obligated in any way to provide updates to the Source Code or any documentation or information regarding this item.

          e. FSC MAY, BUT IS NOT OBLIGATED TO, PROVIDE NEW VERSIONS OF THE SOURCE CODE AD HOC WITHOUT ANY OBLIGATION WHATSOEVER TO PROVIDE ADDITIONAL OR REGULAR UPDATES OR TO PROVIDE SUPPORT OF ANY KIND FOR THE NEW VERSION, CONSISTENT WITH THE TERMS OF THIS AGREEMENT.


2.   PROTECTION OF PROPRIETARY RIGHTS

          a. USI recognizes that the Source Code (i) is considered by FSC to be a trade secret, (ii) is furnished by FSC to USI in confidence, and (iii) contains proprietary and
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               confidential information. Title to, ownership of, and all
               proprietary rights in the Source Code and all copies thereof are reserved to and will at all times remain with FSC.

          b. USI will hold the Source Code in confidence at least to the same extent that it protects its own similar confidential information and will take all reasonable precautions consistent with generally accepted standards in the data processing industry to safeguard the confidentiality of the Source Code. USI agrees to limit the number of copies of the Source Code to the minimum number of copies required by USI to perform its evaluation activities in accordance with this Agreement. USI will properly reproduce on each such copy all notices of FSC's or its supplier's patent, copyright, trademark or trade secret rights in such portion or Releases. USI agrees that it will under no circumstances distribute or disseminate any information contained in or disclosed by the Source Code, including but not limited to any technical information, design concepts, processes, procedures, formulae, or algorithms contrary to the express provisions of this Agreement.

          c. USI will not disclose, furnish, transfer or otherwise make available any portion of the Source Code to any person except to those of its employees, agents or contractors whose access is necessary for USI's use as set forth above. USI will take appropriate action by instruction or agreement with such employees, agents or contractors to inform them of the trade secret, proprietary and confidential nature of the Source Code and to obtain their compliance with the terms of this Section 2. USI will be liable for noncompliance by agents and contractors to the same extent as it would be liable for noncompliance by its employees.

          d. Notwithstanding anything in this Section 2 to the contrary, USI will have no obligation of confidentiality with respect to any portion of the Source Code which (i) was known to USI prior to its receipt from FSC unless covered by a separate Nondisclosure Agreement, (ii) is lawfully obtained by USI from a third party under no obligation of confidentiality, (iii) is or becomes publicly available other than as a result of any act or failure to act of USI, or (iv) is independently developed by USI without use of the Source Code.

          e. USI agrees to notify FSC promptly in the event of any breach of its security under conditions in which it would appear that the trade secrets represented by the Source Code and the ideas expressed therein were prejudiced or exposed to loss. USI shall, upon request from FSC, take all other reasonable steps necessary to recover any compromised trade secrets disclosed to or placed in the possession of USI by virtue of this Agreement. The cost of taking such steps shall be borne solely by USI.

          f. USI's obligations under this Section 2 will survive the termination of the license granted hereunder.

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          g.   USI acknowledges and agrees that the Source Code and all the information in whatever medium provided to USI in connection therewith pursuant to the confidentiality provisions of this Agreement are unique and commercially valuable, and that any breach by USI of the terms of this Agreement with respect to the disclosure, distribution of the Source Code or such information would result in an irreparable and continuing injury to FSC for which money damages would be inadequate. In the event of such a breach or anticipated breach by USI, FSC shall be entitled to seek immediate injunctive relief and to specifically enforce the terms of this Agreement, in addition to any other remedy to which FSC may be entitled at law or in equity.

3.  USI USE OF SOURCE CODE

          a. USI may use the Source Code only as necessary for the purpose specified in Section 1.a.

          b. USI agrees not to use the Source Code for any other purpose without the prior express written permission of FSC.

4.   WARRANTY

          a. FSC warrants that it has the right to grant a license to use the Source Code as contemplated hereunder. FSC makes no warranty with respect to the Source Code.

          b. EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION 4, FSC MAKES NO WARRANTY EXPRESS OR IMPLIED WITH RESPECT TO THE SOURCE CODE. WITHOUT LIMITING THE FOREGOING, FSC MAKES NO WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR WARRANTY THAT THE SOURCE CODE IS ERROR-FREE OR THAT ITS USE WILL BE UNINTERRUPTED OR THAT THIRD PARTY RIGHTS ARE NOT INFRINGED.

5.   TERM AND TERMINATION

          a. This Agreement is determined to be a preliminary license agreement subject to both parties efforts to conclude a final License Agreement for the RTP Software until November 30, 2000 at the latest. Therefore this Agreement shall terminate automatically on September 30th, whether or not such a final License Agreement has been concluded by the parties. In case no final License Agreement has been concluded at this time, USI shall immediately stop using the RTP Software in any way, return the Source Code of the RTP Software to FSC, destroy all copies or modifications made from such Source Code and confirm such destruction by a written document to be signed by the CEO of USI. The provisions of this Agreement shall survive such termination.

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          b.   In the event USI is in breach of this Agreement and does not cure the breach within thirty (30) days of receipt of written notice of such breach from FSC, FSC shall have the right to terminate this Agreement for cause. Upon the termination of this Agreement for cause by FSC:

               i. All licenses granted pursuant to Section 1 hereof will cease and USI will immediately return the Source Code and all portions thereto, to FSC together with all back-up copies and modifications thereof. Section 5 a sentences 3 and 4 shall apply accordingly.

               ii. USI will purge all copies of the Source Code from all computer processors or storage media on which USI has installed or permitted others to install such Source Code.

6.   NO ASSIGNMENT

         This Agreement may not be assigned by USI without the prior written consent of FSC.

7.   ENTIRE UNDERSTANDING

         This Agreement sets forth the entire understanding between the parties with respect to the matters set forth herein and supersedes all prior representations, understandings or agreements, whether written or oral, express or implied, with respect to this transaction.

8.  GOVERNING LAW

         This Agreement is governed by the laws of the Federal Republic of Germany, excluding its conflict of laws rules.

9. DISPUTE RESOLUTION

         Except as otherwise provided herein, any controversy between the parties hereto involving the construction or application of any terms, covenants or conditions of this or any claims arising out of or relating to this Agreement or the breach thereof shall be settled by the following procedure:

                    1. Representatives of each party directly responsible for the matters underlying the controversy shall meet as reasonably requested by the other party to resolve the controversy.

                    2. If the controversy is not resolved by the representatives by mutual agreement within twenty business days after their initial meeting to discuss the controversy, either party may at any time thereafter provide the other party written notice specifying the terms of such controversy in reasonable detail. Upon receipt of such notice, the appropriate senior


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                         executives shall meet at a mutually agreed upon
                         time and place within twenty business days of receipt of such notice. They shall discuss the controversy and negotiate for a period of up to twenty business days in an effort to resolve the controversy.

                    3. If a dispute cannot be settled by the procedure of Subsection 2 above, then such dispute shall be determined by arbitration in accordance with the Arbitration Rules of the International Chamber of Commerce, Paris France. The number of arbitrators shall be three; the place of arbitration shall be Munich, Germany; and the language of arbitration shall be English.

                    4. Nothing in this Agreement shall prevent any party from seeking immediate injunctive relief in a court of appropriate jurisdiction in order to protect its interests under this Agreement.

USI                                     FSC

By:  Dr. Georg Haubs                    By: /s/ Dr. Barth Kellerer
   --------------------------------        ------------------------------------

Name: /s/ Dr. Georg Haubs               Name: B. Kellerer
     ------------------------------          ----------------------------------

Title: VP Business Develop.             Title: Director
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